EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Protagenic Therapeutics, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Garo H. Armen Executive Chairman, and Alexander K. Arrow, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

______, 2018	By:	/s/ Garo H. Armen
Garo H. Armen, PhD
Executive Chairman
(Principal Executive Officer)

______, 2018	By:	/s/ Alexander K. Arrow
Alexander K. Arrow, MD, CFA
Chief Financial Officer
(Principal Financial Officer)